                                                                    EXHIBIT 10.1



                              SETTLEMENT AGREEMENT

         This Settlement Agreement ("Agreement") is made and entered this 4th day of May, 1997 (the "Effective Date"), by and between Novellus Systems, Inc., a corporation organized and existing under the laws of the State of California with offices in San Jose, California, and Applied Materials, Inc., a corporation organized and existing under the laws of the State of Delaware with offices in Santa Clara, California.

                                    RECITALS

         WHEREAS, on January 20, 1995, Applied Materials commenced an action for patent infringement against Novellus in the United States District Court, Northern District of California, Civil Action No. C-95-0243-CAL (the "TEOS Action"), in which Applied Materials asserted that Novellus was infringing U.S. Patent No. 5,362,526; and

         WHEREAS, after a jury trial, a jury verdict was entered in favor of Applied Materials and against Novellus in the TEOS Action on April 11, 1997; and

         WHEREAS, on September 15, 1995, Applied Materials commenced an action for patent infringement against Novellus in the United States District Court, Northern District of California, Civil Action No. C-95-3244-CAL, in which Applied Materials asserted that Novellus was infringing U.S. Patent No. 5,028,565, and on

September 15, 1995, Novellus commenced an action for patent infringement against Applied Materials in the United States District Court, Northern District of California, Civil Action No. C-95-3262-CAL, in which Novellus asserted that Applied Materials was infringing U.S. Patent No. 5,230,741, No. 5,374,594, No. 5,238,499, and No. 5,425,803, which two actions are referred to as the "Tungsten Actions"; and

         WHEREAS, in the Tungsten Actions, Novellus denied the material allegations of Applied Materials, denied it infringed Applied Materials' patent, and asserted various affirmative defenses and counterclaims, and Applied Materials denied the material allegations of Novellus, denied it infringed Novellus' patents, and asserted various affirmative defenses and counterclaims; and

         WHEREAS, Novellus and Applied Materials desire to compromise their differences and settle and resolve the TEOS Action and the Tungsten Actions,

         NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, Novellus and Applied Materials agree as follows:

1. DEFINITIONS

         Unless otherwise defined herein, terms in all capital letters used in this Agreement shall have the meanings as set forth below:

         a. '526 PATENT means U.S. Patent No-5,362,526, any foreign counterpart patents that issue or have issued from any application which led to or resulted in the '526 patent, any patents that result or have resulted from any divisionals, continuations, or continuations-in-part from any application which led to or resulted in the '526 patent or such foreign counterpart patents, and any reissues, extensions, and reexamination certificates of any of the foregoing patents.

        b. APPLIED CVD PATENTS means the patents which claim [*] as follows: (1) the issued patents owned by or assigned to APPLIED MATERIALS as of the Effective Date which are set forth on Exhibit A hereto and any reissues, extensions, and reexamination certificates of such patents, (2) any patents resulting from the applications pending as of the Effective Date which are set forth on Exhibit B hereto and any reissues, extensions, and re-examination certificates of such patents, and

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(3) any patents resulting from any divisionals, continuations, or continuations-in-part (whether filed before or after the Effective Date) of the pending applications which are set forth on Exhibit B hereto and any reissues, extensions, and reexamination certificates of such patents. If a patent satisfies all aspects of the foregoing description and conditions and is not on Exhibit A or Exhibit B, it shall nonetheless be deemed to be APPLIED CVD PATENT.

         c. APPLIED MATERIALS means Applied Materials, Inc. and any subsidiary or other entity in which Applied Materials, Inc. owns 50% or more of the capital, assets, voting securities, partnership, or other ownership interest.

         d. COMPETITOR means any company, partnership, joint venture, or other entity which competes with APPLIED MATERIALS or NOVELLUS in the manufacture, design, development, service or sale of SEMICONDUCTOR MANUFACTURING EQUIPMENT.

         e. CVD PATENTS means the APPLIED CVD PATENTS and the NOVELLUS CVD PATENTS.

         f. DISTRIBUTOR or RESELLER means any company, partnership or other business entity which is not a COMPETITOR and which is authorized to sell LICENSED TEOS SYSTEMS solely and exclusively to SEMICONDUCTOR MANUFACTURERS consistent with the terms and conditions of this Agreement.

        g. INTEREST RATE means, with respect to any amount, an annual interest rate of twelve percent (12%) calculated on the basis of a 360 day year or, if the 12% rate exceeds the maximum interest rate permissible under applicable law, then the maximum allowable interest rate.

        h. LICENSED TEOS SYSTEM means any SEMICONDUCTOR MANUFACTURING EQUIPMENT, whether single or multi-station, that is wholly or partly configured or enabled to use TEOS. All parts, components, subassemblies, assemblies, retrofits, and upgrades (but excluding spares) that are or become part of a LICENSED TEOS SYSTEM are included in the term LICENSED TEOS SYSTEM. By way of illustration only, LICENSED TEOS SYSTEM includes without limitation Concept One, Concept Two, Maxus, Speed, Altus, or any other machine, apparatus, or device which is configured or enabled to use TEOS, in whole or in part, as well as all parts, components, subassemblies, assemblies, retrofits, and upgrades (but excluding spares) that are or become part of such machines, apparatuses or devices, such as pumps, gas lines, gas panel, mass flow controller, etc. A LICENSED TEOS SYSTEM shall include any SEMICONDUCTOR MANUFACTURING EQUIPMENT which after shipment becomes enabled to use TEOS, such as, for illustration only, the shipment of a Concept One for silane chemistries which after shipment becomes enabled to use TEOS through the purchase of a

Sigma 6 system; provided however that when such LICENSED TEOS SYSTEM has been used for production of integrated circuits, semiconductor devices or thin film transistors by the user thereof without being enabled to use TEOS for a period of continuous production of at least one year, then for the purposes of the royalty calculation under section 3(b) below, NOVELLUS shall be obligated to pay royalties on (i) one hundred percent (100%) of the price of the parts, components, assemblies, subassemblies, retrofits, and upgrades (but excluding spares) that become part of such LICENSED TEOS SYSTEM in order to configure or enable it to use TEOS, and (ii) on the following percentages of the price of such LICENSED TEOS SYSTEMS:

Period of Continuous Production           Percentage
-------------------------------           ----------
Greater than 1 but less than 2 years          80%
Greater than 2 but less than 3 years          60%
Greater than 3 but less than 4 years          40%
Greater than 4 but less than 5 years          20%
Greater than 5 years                           0%


         i. LICENSEE shall mean APPLIED MATERIALS or NOVELLUS as a licensee of patents hereunder, either singly or in combination as appropriate in context.

         j. LICENSOR shall mean APPLIED MATERIALS or NOVELLUS as a licensor of patents hereunder, either singly or in combination as appropriate in context.

         k. NET REVENUE means (1) the price invoiced (or if not invoiced, the price actually charged) by NOVELLUS to a SEMICONDUCTOR MANUFACTURER (or DISTRIBUTOR or RESELLER in the case of indirect sales) in a transaction in which the consideration is entirely monetary, or the list price in any transaction which includes any non-monetary consideration, and in either case less (a) any sales taxes, use taxes, and value-added taxes (to the extent they are separately stated in the invoice and included in the invoice price or price charged), (b) duties, tariffs, freight and insurance charges (to the extent such charges are actually incurred by NOVELLUS and included in the invoice price or price charged), and (c) amounts attributable to returns of LICENSED TEOS SYSTEMS; and
(2) any amounts invoiced or charged by NOVELLUS to (or if not invoiced or charged, then received from) a SEMICONDUCTOR MANUFACTURER in any lease, revenue participation, financing or other transaction that is other than a sale.

         1. NOVELLUS means Novellus Systems, Inc. and any subsidiary or other entity in which Novellus Systems, Inc, owns

50% or more of the capital, assets, voting securities, partnership, or other ownership interest.

         m. NOVELLUS CVD PATENTS means all patents of NOVELLUS as follows: (1) all issued patents owned by or assigned to NOVELLUS as of the Effective Date, which patents are set forth on Exhibit C hereto and any reissues, extensions, and re-examination certificates of such patents, except United States patents numbers 5,188,717 and 5,171,415, any foreign counterpart patents that issue or have issued from any application which led to or resulted in the '717 and '415 patents, any patents that result or have resulted from any divisionals, continuations or continuations-in-part from any application which led to or resulted in the '717 and '415 patents or such foreign counterpart patents, and any reissues, extensions, and re-examination certificates of any of the foregoing patents, (2) any patents resulting from any or all applications pending as of the Effective Date, all of which pending applications are set forth on Exhibit D hereto and any reissues, extensions, and reexamination certificates of such patents, and (3) any patents resulting from any divisionals, continuations, or continuations-in-part (whether filed before or after the Effective Date) of the pending applications which are set forth on Exhibit D hereto and any reissues, extensions, and re-examination certificates of such patents. If a patent satisfies all aspects of the foregoing description and conditions and is not on Exhibit C or Exhibit D, it shall nonetheless be deemed to be a NOVELLUS CVD PATENT.

         n. PROCESSING STATION means any chamber, module, vessel, enclosure, station, or other device or area in or on which a material, film, or layer (or any portion of such material, film, or layer) is deposited, etched, converted, annealed, formed, patterned, grown or otherwise processed. The term PROCESSING STATION does not include any chamber, module, vessel, enclosure, station, or other device or area primarily configured, or enabled for heating, cooling, degassing, orienting, passing through, transferring, holding, or storing wafers or other substrates.

         o. SEMICONDUCTOR MANUFACTURER means (1) any bona fide entity in the business of making and selling integrated circuits, semiconductor devices, or thin film transistors using SEMICONDUCTOR MANUFACTURING EQUIPMENT, (2) any bona fide college or university that is fully accredited by an independent nationally recognized organization as an institution of higher learning and that is involved in using SEMICONDUCTOR MANUFACTURING EQUIPMENT solely for education or research and development in the areas of integrated circuits, semiconductor devices, or thin film transistors, and (3) any nationally or internationally recognized semiconductor industry consortium, provided that such consortium is not more than thirty percent (30%) owned or otherwise controlled individually or collectively by one or a combination of COMPETITORS.

         p. SEMICONDUCTOR MANUFACTURING EQUIPMENT means any machine, device or apparatus that is designed, configured, requested, ordered, recommended, marketed or enabled for use in manufacturing, processing, designing, diagnosing, testing, forming or patterning integrated circuits, semiconductor devices, or thin film transistors or any material, film, layer, or other part of such integrated circuits, semiconductor devices or thin film transistors.

         q. TEOS means tetraethylorthosilicate (also known as tetraethoxysilane, ethyl silicate, silicic acid, tetraethyl ester, ethyl orthosilicate, tetraethyl silicate, or tetraethyl ester silicate acid) and for the purposes of defining a LICENSED TEOS SYSTEM also includes tetramethylcyclotetrasiloxane (also known as TMCT or TMCTS) and tetramethoxysilane (also known as TMOS).

2.       PAYMENT

         Upon execution of this Agreement, NOVELLUS shall pay to APPLIED MATERIALS the non-refundable sum of Eighty Million United States Dollars (US$80,000,000.00). Payment shall be made of all funds by wire transfer of funds to APPLIED MATERIALS' account as follows: [*] no later than seventy-two (72) hours following execution of this Agreement. The parties shall cooperate to ensure that the funds are transferred timely and correctly to APPLIED MATERIALS' account.

3.       '526 PATENT LICENSE

         a. Subject to the terms and conditions set forth in this Agreement, APPLIED MATERIALS grants to NOVELLUS a non-exclusive, worldwide, non-transferable and non-assignable (except as provided in paragraph 20 below) license under the '526 PATENT to make and use LICENSED TEOS SYSTEMS and to sell, lease, service, support and import LICENSED TEOS SYSTEMS that are manufactured by NOVELLUS and branded and marketed by NOVELLUS under NOVELLUS' brand name to SEMICONDUCTOR MANUFACTURERS (including through DISTRIBUTORS or RESELLERS). NOVELLUS shall not have the right under the license granted herein to have-made or subcontract the manufacture of LICENSED TEOS SYSTEMS, except that NOVELLUS may have-made or subcontract the manufacture of individual assemblies, subassemblies or components of a LICENSED TEOS SYSTEM (provided that such subcontractor is not an APPLIED MATERIALS COMPETITOR and is only permitted to sell such assemblies,

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

subassemblies and components to NOVELLUS for incorporation into LICENSED TEOS SYSTEMS). NOVELLUS shall not have the right to sublicense the license granted herein, except that NOVELLUS may sublicense SEMICONDUCTOR MANUFACTURERS which purchase a LICENSED TEOS SYSTEM solely for the limited purpose of permitting such SEMICONDUCTOR MANUFACTURERS to use the LICENSED TEOS SYSTEM in making integrated circuits, semiconductor devices, or thin film transistors. The license herein shall be subject to and conditioned upon NOVELLUS' timely payment of the amount set forth in paragraph 2 above and NOVELLUS' 'timely payment of all royalties as provided in subparagraph 3(b) below.

         b. As a condition of the license granted above in subparagraph (a), NOVELLUS shall pay to APPLIED MATERIALS, for each LICENSED TEOS SYSTEM shipped after the Effective Date, the following royalties:

            (1) If every PROCESSING STATION of the LICENSED TEOS SYSTEM is configured or enabled to use TEOS, [*] of the NET REVENUE of the LICENSED TEOS SYSTEM;

            (2) If not all PROCESSING STATIONS of the LICENSED TEOS SYSTEM are configured or enabled to use TEOS, [*] of the NET REVENUE of the LICENSED TEOS SYSTEM multiplied by a fraction which represents the number of PROCESSING STATIONS of the LICENSED TEOS SYSTEM that are

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

configured or enabled to use TEOS divided by the total number of PROCESSING STATIONS of the LICENSED TEOS SYSTEM.

         c. Royalties on a LICENSED TEOS SYSTEM shall be deemed to accrue upon shipment of a LICENSED TEOS SYSTEM.

         d. NOVELLUS shall pay royalties to APPLIED MATERIALS within forty-five
(45) days of the end of each NOVELLUS fiscal quarter (or portion thereof) beginning with the fiscal quarter that ends June 30, 1997. NOVELLUS shall remit royalty payments to APPLIED MATERIALS by wire transfer of funds to such bank account as APPLIED MATERIALS shall designate from time to time.

         e. On the date of each royalty payment, NOVELLUS shall provide APPLIED MATERIALS with a written royalty report identifying, the total number of LICENSED TEOS systems shipped and for each LICENSED TEOS SYSTEM shipped during that quarter, the total number of PROCESSING STATIONS associated with each LICENSED TEOS SYSTEM, and the total number of PROCESSING STATIONS wholly or partly configured or enabled to use TEOS, and the NET REVENUE of the LICENSED TEOS SYSTEM (including any amounts for taxes, freight, and insurance deducted to arrive at NET REVENUE). Each royalty report (i) shall be certified by an officer of NOVELLUS to be correct to the best knowledge and information of NOVELLUS;
(ii) may be copied and distributed for the purpose of assisting in assuring accurate and complete royalty payments only to the Auditor, two (2) people within APPLIED MATERIALS' law department and two
(2) people within APPLIED MATERIALS' finance department; and (iii) may be discussed, with no copies, originals or transcriptions provided, with other employees of APPLIED MATERIALS who have a "need-to-know" the information for the purpose of assisting in assuring accurate and complete royalty payments only, provided that NOVELLUS' pricing, unit volume, configuration and NET REVENUE information shall not be disclosed or discussed.

         f. In the event that any royalties due to APPLIED MATERIALS from NOVELLUS are not paid when due, NOVELLUS shall pay on demand to APPLIED MATERIALS interest on the overdue amount at the INTEREST RATE from the date such amount was due until the date such amount and all interest thereon is paid in full.

         g. NOVELLUS agrees to keep true, complete, and accurate records in compliance with generally accepted accounting principles consistently applied for the purpose of making royalty reports and to retain such records for a period of at least three (3) years after submitting the royalty report to which the records pertain. Such records shall contain sufficient detail to permit a determination of the accuracy of the royalty reports. Independent nationally recognized accountants (the "Auditor") designated by APPLIED MATERIALS and reasonably acceptable to

NOVELLUS shall have the right, no more than twice every twelve (12) months, at APPLIED MATERIALS' expense and upon reasonable notice, to conduct audits of all of the relevant books and records of NOVELLUS in order to determine the accuracy of the quarterly royalty reports and to verify the computation of the royalties due. NOVELLUS shall provide the Auditor all information reasonably requested by the Auditor. In the event such audit reveals that NOVELLUS underpaid or under-reported royalties due, NOVELLUS shall promptly (unless such amount is contested in good faith by NOVELLUS) pay APPLIED MATERIALS the deficiency, and if such deficiency is in excess of five percent (5%) of the amount actually due for the audited period, NOVELLUS shall also reimburse APPLIED MATERIALS for the reasonable costs of the audit and shall pay interest to APPLIED MATERIALS at the INTEREST RATE on the amount of such deficiency from the date such deficiency was due until the date the amount of such deficiency and the interest thereon is paid in full. The Auditor shall keep confidential all NOVELLUS' confidential information examined during the audit and may discuss the amount, reasons and business records or information concerning such deficiency only with (i) two (2) people in APPLIED MATERIALS' law department and two (2) people in APPLIED MATERIALS' finance department and (ii) may be discussed in general, with no copy of the royalty report or other detailed information provided to or learned by the Auditor, with other employees of APPLIED MATERIALS who have a "need-to-know" such information for the purpose of assisting in assuring accurate and complete royalty payments only, provided that NOVELLUS' pricing, unit volume, configuration and NET REVENUE information shall not be disclosed or discussed.

4.       CVD PATENT CROSS-LICENSES

         a. NOVELLUS grants to APPLIED MATERIALS a royalty-free, non-exclusive, worldwide, non-transferable and non-assignable (except as provided in paragraph
20) license under the NOVELLUS CVD PATENTS to make and use SEMICONDUCTOR MANUFACTURING EQUIPMENT and to sell, lease, service, support and import SEMICONDUCTOR MANUFACTURING EQUIPMENT that is manufactured by APPLIED MATERIALS and branded and marketed by APPLIED MATERIALS under APPLIED MATERIALS' brand name to SEMICONDUCTOR MANUFACTURERS (including through DISTRIBUTORS or RESELLERS). APPLIED MATERIALS shall not have the right under the license granted herein to have-made or subcontract the manufacture of SEMICONDUCTOR MANUFACTURING EQUIPMENT, except that APPLIED MATERIALS may have-made or subcontract the manufacture of individual assemblies, subassemblies or components of SEMICONDUCTOR MANUFACTURING EQUIPMENT, provided that such subcontractor is not a NOVELLUS COMPETITOR and is only permitted to sell such assemblies, subassemblies and components to APPLIED MATERIALS. APPLIED MATERIALS shall not have the right to sublicense the license granted herein, except that APPLIED MATERIALS may sublicense SEMICONDUCTOR MANUFACTURERS which purchase SEMICONDUCTOR MANUFACTURING EQUIPMENT solely for the limited purpose of permitting such SEMICONDUCTOR MANUFACTURERS to use the SEMICONDUCTOR MANUFACTURING EQUIPMENT in making integrated circuits, semiconductor devices, or thin film transistors.

         b. APPLIED MATERIALS grants to NOVELLUS a royalty-free, non-exclusive, worldwide, non-transferable and non-assignable (except as provided in paragraph
20) license under the APPLIED CVD PATENTS to make and use SEMICONDUCTOR MANUFACTURING EQUIPMENT and to sell, lease, service, support and import SEMICONDUCTOR MANUFACTURING EQUIPMENT that is manufactured by NOVELLUS and branded and marketed by NOVELLUS under NOVELLUS' brand name to SEMICONDUCTOR MANUFACTURERS (including through DISTRIBUTORS or RESELLERS). NOVELLUS shall not have the right under the license granted herein to have-made or subcontract the manufacture of SEMICONDUCTOR MANUFACTURING EQUIPMENT, except that NOVELLUS may have-made or subcontract the manufacture of individual assemblies, subassemblies or components of SEMICONDUCTOR MANUFACTURING EQUIPMENT, provided that such subcontractor is not an APPLIED MATERIALS COMPETITOR and is only permitted to sell such assemblies, subassemblies and components to NOVELLUS. NOVELLUS shall not have the right to sublicense the license granted herein, except that NOVELLUS may sublicense SEMICONDUCTOR MANUFACTURERS which purchase SEMICONDUCTOR MANUFACTURING EQUIPMENT solely for the limited purpose of permitting such SEMICONDUCTOR MANUFACTURERS to use the SEMICONDUCTOR MANUFACTURING EQUIPMENT in making integrated circuits, semiconductor devices, or thin film transistors. APPLIED MATERIALS' grant of the foregoing license in this subparagraph 4(b) is subject to and conditioned upon NOVELLUS' performance of its obligations under paragraphs 2 and 3 above.

5.       NO IMPLIED LICENSES

         Except as expressly granted in this Agreement, nothing contained in this Agreement shall be construed as a grant to a LICENSEE of any license or right, expressly, by implication, or by estoppel, to any copyrights, trademarks, trade names, trade secrets, mask work rights or other proprietary rights of LICENSOR, or to any patents of LICENSOR other than those expressly set forth in this Agreement. Except as expressly provided herein, no release or license is granted by LICENSOR, either directly or by implication, estoppel, or otherwise, under any patent to third parties acquiring product or service from

LICENSEE. All rights not expressly granted to LICENSEE under this Agreement are reserved and retained by LICENSOR.

6.       OWNERSHIP OF INTELLECTUAL PROPERTY

         Each LICENSEE acknowledges and agrees that the patents licensed hereunder are the sole property of LICENSOR and that title and full ownership rights in the patents licensed hereunder are reserved to and remain with LICENSOR. Nothing contained herein shall be construed as a transfer by LICENSOR of any of its title or ownership rights in its patents to LICENSEE.

7.       MARKING

         LICENSEE shall use commercially reasonable efforts to mark each product it sells, transfers or otherwise disposes of with the number(s) of the patents licensed to it hereunder in the manner required by 35 U.S.C. Section 287. The parties shall cooperate with each other regarding the implementation of this obligation.

8.       TERM/TERMINATION

         a. The term of this Agreement shall begin upon the EFFECTIVE DATE and continue until either (i) the expiration of the last to expire patent licensed hereunder; or (ii) the termination of this Agreement. NOVELLUS' obligation to pay royalties to APPLIED MATERIALS for the '526 PATENT shall continue until the expiration of the last to expire of (i) U.S. Patent No. 5,362,526 and any reissues, extensions, and re-examination certificates thereof, (ii) any foreign counterpart patents that issue or have issued from any application which led to or resulted in the '526 patent and any reissues, extensions, and reexamination certificates thereof, or (iii) any patents that result or have resulted from any divisionals, continuations, or continuations-in-part from any application which led to or resulted in the '526 patent and any reissues, extensions, and reexamination certificates thereof; except that, in the event there is a final determination by courts of competent jurisdiction (after exhaustion of all appeals and appeal periods) that all '526 PATENTS in one of the following [*] regions - [*] - are invalid, unenforceable or otherwise not owned (including by way of assignment) by APPLIED MATERIALS, then NOVELLUS' obligation to pay royalties with respect to sales of LICENSED TEOS SYSTEMS shipped for end use by a SEMICONDUCTOR MANUFACTURER to said region shall terminate; nevertheless, NOVELLUS shall continue to pay royalties on sales of LICENSED TEOS SYSTEMS shipped for end use by a SEMICONDUCTOR MANUFACTURER to each of said regions where all '526 PATENTS have not been finally determined by courts of competent jurisdiction (after exhaustion

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

of all appeals and appeal periods) to be invalid, unenforceable or otherwise not owned (including by way of assignment) by APPLIED MATERIALS.

         b. Either party may terminate this Agreement by providing written notice of termination to the other party:

            (1) in the event of the other party's breach of any term of this Agreement in any material respect, including without limitation the failure to make any payment fully or timely as required herein, provided that such material breach is not cured within thirty (30) days after receipt by the breaching party of written notice complaining thereof; provided that in the event of a good faith dispute as to the amounts owed under paragraph 3 only, this Agreement shall not be terminable so long as NOVELLUS makes timely payment to APPLIED MATERIALS of the undisputed amount, makes a timely deposit into an escrow account reasonably acceptable to both parties of the disputed amount, and the parties submit the dispute to binding arbitration with a mutually acceptable arbitrator through J.A.M.S. ENDISPUTE within five (5) days of the date the amount became payable. Any such dispute shall be resolved by a binding, non-appealable arbitration order within ninety (90) days of submission. Both parties shall, in good faith, use reasonable efforts to reach a mutually satisfactory resolution of the dispute. In the event any such dispute for any reason is not resolved within ninety (90) days of submission, NOVELLUS agrees promptly and immediately to release the disputed amount from escrow to APPLIED MATERIALS, and NOVELLUS agrees to waive and release all claims concerning such disputed amount unless there is a delay in the ability of the arbitrator to make a decision within the ninety (90) day period, which delay is primarily attributable to the fault of APPLIED MATERIALS (as determined by the arbitrator), then NOVELLUS shall not have waived and released all claims concerning such disputed amount, and the arbitration process may continue for a maximum of a second ninety (90) day period. If NOVELLUS fails to release the disputed amount from escrow to APPLIED MATERIALS in the first ninety (90) days, then this Agreement shall then become immediately terminable by APPLIED MATERIALS; provided, however, that if it is subsequently determined that the full amount of such disputed amount was not owed to APPLIED MATERIALS, then NOVELLUS shall be entitled to deduct from the next royalty payments) due to APPLIED MATERIALS hereunder an amount equal to the difference between the amount released from escrow and the amount found to be actually owed; or

            (2) (a) upon or after the filing by the other party of a petition in bankruptcy or insolvency, (b) upon or after any adjudication by a court of competent jurisdiction that the other party is insolvent, (c) upon or after the filing by the other party of any petition or answer seeking reorganization, readjustment or arrangement of the business of the other party under any law relating to bankruptcy or insolvency,
(d) upon or after the appointment of a trustee or receiver or the other party as debtor-in-possession for all or substantially all of the assets of the other party, (e) upon or after the making by the other party of any assignment or attempted assignment for the benefit of creditors, (f) upon or after the institution of any proceedings for the liquidation or winding up of the other party's business, or for the termination of its corporate charter, (g) upon or after the filing against the other party of a petition in bankruptcy or insolvency seeking reorganization, readjustment or arrangement of the business of the other party under any law relating to bankruptcy or insolvency that is not dismissed, withdrawn or otherwise cured within thirty (30) days.

         C. APPLIED MATERIALS shall have the right to terminate this Agreement, the APPLIED CVD PATENTS license and/or the '526 PATENT license by providing NOVELLUS written notice upon the occurrence of any of the following:

            (1) if NOVELLUS (i) acquires or is acquired by, merges with or into, reorganizes, or in any other transaction, whether in a single action or series of actions, combines with another corporation, partnership or other entity, with the result that just after the completion of any such transaction, the combined entities have annual gross revenues that exceed [*] of NOVELLUS' annualized gross revenues (revenues of the most recently completed fiscal quarter for NOVELLUS and the other entity involved in the transaction multiplied by four (4) just before the transaction; however, in no event, shall the aggregate annualized gross revenues (revenues of the fiscal quarter most recently completed just prior to the transaction multiplied by four (4) of all entities, other than NOVELLUS, measured in each case as of the time of each such transaction, which NOVELLUS acquires or is acquired by, merges with or into, reorganizes, or in any other transaction, whether in a single action or series of actions, combines with another corporation, partnership or other entity, (i) for the period of time from the Effective Date until three (3) years after the Effective Date exceed [*]; (ii) for the period of time from more than three (3) years after the Effective Date until [*] after the Effective Date exceed [*]; and (iii) more than [*] years after the Effective Date, the foregoing dollar limitation shall not apply; or
(ii) sells or otherwise transfers all or substantially all of its CVD business or assets,

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

then NOVELLUS shall provide APPLIED MATERIALS written notice within two (2) business days of the occurrence of any of the foregoing events. APPLIED MATERIALS shall have the right to exercise its right of termination under this subparagraph no later than thirty (30) days after receiving written notice from NOVELLUS of any of the foregoing events.

            (2) if a COMPETITOR of APPLIED MATERIALS, in a single action or series of actions, obtains [*] or more of the capital, assets, voting securities, partnership or other ownership interest of NOVELLUS, then NOVELLUS shall provide APPLIED MATERIALS written notice within two (2) business days of after NOVELLUS' knowledge of the occurrence of such event. APPLIED MATERIALS shall have the right to exercise its right of termination under this subparagraph no later than thirty (30) days after receiving written notice from NOVELLUS of such event.

         d. The termination of this Agreement shall not affect any royalty or other obligation arising prior to the effective date of such termination.

            (1) Upon the termination of this Agreement in accordance with subparagraph 8(b) or 8(c) above by APPLIED MATERIALS: (i) any or all licenses granted by APPLIED MATERIALS to NOVELLUS, at APPLIED MATERIALS' sole election, may terminate as of the date of termination of this Agreement; and (ii) all

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

licenses granted by NOVELLUS to APPLIED MATERIALS shall survive the termination of this Agreement, but shall be subject to termination in accordance with the terms of this Agreement, to the same extent as if this Agreement had not terminated, in the event of a subsequent breach of the terms hereof by APPLIED MATERIALS.

            (2) Upon the termination of this Agreement in accordance with subparagraph 8(b) above by NOVELLUS: (i) all licenses granted by NOVELLUS to APPLIED MATERIALS, at NOVELLUS' sole election, may terminate as of the date of termination of this Agreement; and (ii) all licenses granted by APPLIED MATERIALS to NOVELLUS shall survive the termination of this Agreement, provided that and only so long as NOVELLUS continues to fulfill its royalty obligations pursuant to paragraph 3; but shall be subject to termination in accordance with the terms of this Agreement, to the same extent as if this Agreement had not terminated, in the event of a subsequent breach of the terms hereof by NOVELLUS.

            (3) Notwithstanding any termination of this Agreement, the parties acknowledge that paragraphs 1, 2, 5, 6, 8(d)(1), 8(d)(2), 9, 10, 12, 14, 15, 16,
and 19 through 25 shall survive the termination of this Agreement in accordance with their respective terms.

9.       STIPULATED DISMISSALS WITH PREJUDICE

         Within three (3) business days after APPLIED MATERIALS receives payment of the funds pursuant to paragraph 2 above, NOVELLUS and APPLIED MATERIALS will execute and file stipulated dismissals with prejudice of the TEOS Action and the Tungsten Actions in the form of Exhibit E hereto, with each side bearing its own costs and attorneys' fees. Each party represents and warrants that it has not filed any other complaint, counterclaim, action or other claim against the other party, its legal representatives, predecessors, successors, or assigns, or any of its officers, directors, shareholders, employees, subsidiaries, divisions, partnerships, joint ventures, affiliated companies, attorneys, and agents.

10.      RELEASES

         a. NOVELLUS, for itself, its legal representatives, predecessors, successors, and assigns, and each of its past and present officers, directors, shareholders, employees, subsidiaries, divisions, partnerships, joint ventures, affiliated companies, attorneys, and agents, hereby unconditionally releases and forever discharges APPLIED MATERIALS, each of its legal representatives, predecessors, successors, and assigns, and each of its past and present officers, directors, shareholders, employees, subsidiaries, divisions, partnerships, joint ventures, affiliated companies, attorneys, and agents from any and all claims, causes of action, demands, costs, obligations, damages, and liabilities of every kind, nature, and description whatsoever arising before the Effective Date, whether individual or derivative, state or federal, known or unknown, suspected or unsuspected, whether or not concealed or hidden, that arose under or relate to the TEOS Action, the Tungsten Actions, or any NOVELLUS CVD PATENTS, including without limitation all claims in law or in equity that were asserted or could have been asserted by NOVELLUS in connection with the TEOS Action or the Tungsten Actions.

         b. APPLIED MATERIALS, for itself, its legal representatives, predecessors, successors, and assigns, and each of its past and present officers, directors, shareholders, employees, subsidiaries, divisions, partnerships, joint ventures, affiliated companies, attorneys, and agents, hereby unconditionally releases and forever discharges NOVELLUS, each of its legal representatives, predecessors, successors, and assigns, and each of its past and present officers, directors, shareholders, employees, subsidiaries, divisions, partnerships, joint ventures, affiliated companies, attorneys, and agents from any and all claims, causes of action, demands, costs, obligations, damages, and liabilities of every kind, nature, and description whatsoever arising before the Effective Date, whether individual or derivative, state or federal, known or unknown, suspected or unsuspected, whether or not concealed or hidden, that arose under or relate to the TEOS Action, the Tungsten Actions, or any APPLIED CVD PATENTS, including without limitation all claims in law or in equity that were asserted or could have been asserted by APPLIED MATERIALS in connection with the TEOS Action or the Tungsten Actions.

         c. As further consideration for the Agreement and for the purpose of implementing full and complete mutual releases, NOVELLUS and APPLIED MATERIALS hereby expressly acknowledge and agree that the releases described above in subparagraph (a) and (b) shall include without limitation all matters described therein which may be unknown, unsuspected, or unanticipated; that the releases described above in subparagraphs (a) and (b) contemplate the extinction of all claims described therein, including claims for attorneys, fees and costs; that NOVELLUS and APPLIED MATERIALS expressly waives any right to assert hereafter that any claim described above in subparagraphs (a) or (b) has been, through ignorance, oversight, or negligence, omitted from the scope of the release; and that NOVELLUS and APPLIED MATERIALS expressly waive any right or benefit which may be available under Section 1542 of the California Civil Code, which provides:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

11.      DISCLAIMERS

         Nothing in this Agreement shall be construed as:

         a. a warranty, representation, or promise relating to the licensed patents, including, without limitation, the validity, enforceability, scope or suitability for any purpose of the licensed patents, the merchantability of the technology of the licensed patents, or the non-infringement of intellectual property rights or other rights owned by third parties by the licensed patents; or

         b. an obligation to furnish any manufacturing or technical information to the other party; or

         c. an obligation to bring or prosecute actions or suits against third parties, or defend actions or suits brought against the other party, or indemnify the other party for any reason; or

         d. imposing any liability on one party with respect to the manufacture, use, or sale of SEMICONDUCTOR MANUFACTURING EQUIPMENT by the other party, SEMICONDUCTOR MANUFACTURERS which purchase SEMICONDUCTOR MANUFACTURING EQUIPMENT from it, or other third parties; or

         e. conferring upon either party the right, to use in advertising, publicity, or otherwise any trademark, service mark, or trade name of the other party; or

         f. conferring upon either party, by implication or otherwise, any right or license under any patents or other industrial or intellectual property rights (including, without limitation, trademarks, service marks, trade names, and copyrights) except for the rights and licenses expressly granted herein; or an inducement by one party to the other to use the licensed patents or to make, use, or sell SEMICONDUCTOR MANUFACTURING EQUIPMENT covered by the licensed patents, or an inducement of the other party's customers to purchase or otherwise use SEMICONDUCTOR MANUFACTURING EQUIPMENT covered by the licensed patents.

12.      REPRESENTATIONS AND WARRANTIES

         a. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED.

         b. The parties, and each of them, represent and warrant to the other that they have the authority to enter into this Agreement, including the releases and licenses contained herein, and that they and their counsel have the authority to execute and file a stipulated dismissal with prejudice of the TEOS Action and the Tungsten Actions in their entirety in the form attached to this Agreement as Exhibit E.

         c. Each party represents and warrants that this Agreement constitutes the legal, valid, and binding obligation of each of them, enforceable in accordance with its terms.

         d. Each party represents and warrants that this Agreement shall be binding upon, and inure to the benefit of, the parties and each of their respective 50% or more owned subsidiaries, 50% or more owned affiliated companies, divisions, officers, directors, employees, agents, attorneys, legal representatives, successors, and assigns.

         e. Each party represents and warrants that they have not transferred or assigned or purported to transfer or assign any of the claims, causes of action, demands, costs, obligations, damages, or liabilities being released under this Agreement, and each party agrees to indemnify the other from and against any claim based upon, connected with, or arising out of any such assignment or transfer or purported assignment or transfer.

13.      CONFIDENTIALITY

         This Agreement, and all information concerning its terms and the negotiations leading up to this Agreement, and the trial transcript and all confidential information of the other party contained in admitted evidence in the TEOS Action, are confidential and shall not be disclosed to any person or entity other than the parties hereto and their counsel, except that (a) the parties may make such disclosures as are required by law or based upon advice of counsel for purposes of compliance with public reporting, (b) the parties may issue a joint press release to be agreed upon by the parties, (c) the parties and their counsel may disclose to third parties the fact that the parties have settled the TEOS Action and Tungsten Actions referred to above and have entered into a license agreement, (d) the parties may disclose internally on a "need-to-know" basis; and (e) with respect to the trial transcript only, the confidentiality obligations shall apply from and after the Effective Date. Should any party be required by law to disclose this Agreement, any of its terms or the trial transcript or confidential information of the other party contained in admitted evidence in the TEOS Action to a third party, the party making the disclosure shall undertake reasonable efforts to ensure the continued confidentiality of this Agreement (for example, by requesting that government agencies treat this Agreement and its terms as confidential).

14.      THIRD PARTY LAWSUITS

         Both NOVELLUS and APPLIED MATERIALS acknowledge that the other is or may become involved in other lawsuits involving third parties in which claims of patent infringement have been or may be made, and the parties, and each of them, agree (a) that they will not make witnesses available to such third parties for interviews, (b) they will not produce witnesses for deposition or trial at the request of such third parties unless required to do so by law, and (c) they will not produce documents, exhibits, deposition testimony, or trial testimony generated or produced in the TEOS Action or the Tungsten Actions to such third parties unless required by law to do so.

15.      NO CHALLENGES

         a. LICENSEE agrees that it shall not challenge the validity or enforceability of any patent licensed herein or interfere with the prosecution of any pending patent application listed herein.

         b. NOVELLUS agrees and acknowledges that this Agreement is being entered into for, among other reasons settlement of litigation and claims and that all amounts paid by NOVELLUS to APPLIED MATERIALS under paragraphs 2 and 3 are nonrefundable, even if the validity, scope, or enforceability of the '526 PATENT is subsequently challenged and the '526 PATENT is deemed by a court of competent jurisdiction to be held invalid, of narrower scope, or unenforceable.

16.      DESTRUCTION OF CONFIDENTIAL AND PROPRIETARY DOCUMENTS

         The parties agree that upon filing of dismissals with prejudice of the TEOS Action and the Tungsten Actions, all "Confidential Information" and "Documents" of the other party which have been designated as "CONFIDENTIAL", as "CONFIDENTIAL ATTORNEYS ONLY" or as "HIGHLY SENSITIVE CONFIDENTIAL - ATTORNEYS ONLY" (as those terms are defined in the Stipulated Protective Orders for the TEOS Action and Tungsten Actions) which were received, generated or obtained during the course of the TEOS Action or the Tungsten Actions, shall be destroyed. This includes all such materials in the possession, custody or control of the parties, respective counsel of record, consultants, experts, or any other attorneys, agents or representatives. The parties shall certify by letter of an authorized officer, and the parties' respective counsel of record shall certify by letter of a partner, within thirty (30) days of the filing of such dismissals that destruction of such materials is complete. Notwithstanding the above, lead trial counsel for each party may retain one copy only of the trial transcript and all evidence admitted at trial.

17.      RELATIONSHIP OF THE PARTIES

         The relationship between the parties is that of LICENSOR and LICENSEE. This Agreement does not in any way create a relationship of principal and agent, partnership or joint venture between the parties. Neither party hereto shall under any circumstances act as or represent itself to be such.

18.      NOTICE

         a. Any notice, report or other document required or permitted hereunder shall be sufficiently given when personally delivered, faxed with confirmed receipt, delivered by overnight courier, or mailed with the U.S. Postal Service prepaid first class registered or certified mail and addressed to the party for whom it is intended at its record address, and such notice shall be effective upon receipt if delivered personally, faxed, or delivered by overnight courier, or shall be effective five (5) days after it is deposited in the mail if mailed. The record addresses and facsimile numbers of the parties are set forth below:

                 Applied Materials, Inc.
                 3050 Bowers Avenue, M/S 2064
                 Santa Clara, CA 95054
                 Attention: Vice President, Legal Affairs and
                 Intellectual Property
                 Fax No.: (408) 563-4635

                 Novellus Systems, Inc.
                 3970 North First Street
                 San Jose, CA 95134
                 Attention: Chief Financial Officer
                 Fax No.: (408) 943-3448

         b. Either party, at any time, may change its previous record address or facsimile number by giving written notice of the substitution.

19.      MEET AND CONFER

         During the term of this Agreement, with respect to disputes between the parties which allege a material breach hereof, the parties and each of them, agree that prior to sending a notice terminating this Agreement, they will meet and confer to discuss in good faith the reasons and basis for possible termination, and possible remedies other than termination. Participants in the discussion shall include a vice president or above with authority to resolve the matter and the discussion shall occur within five (5) business days after receipt of the notice. In the event that NOVELLUS is not available for this discussion during the five (5) business days after receipt of the notice, then NOVELLUS shall be deemed to have waived this meet and confer obligation. The parties agree that they will not assert or claim that, based upon the passage of these five (5) days, the other party has waived or should be estopped from asserting or claiming immediate or irreparable harm.

20.      ASSIGNMENT

         This Agreement and the licenses granted herein shall not be transferable or assignable by either party hereto without the consent in writing by a duly authorized officer of the other party. Notwithstanding the foregoing, but subject to paragraph 8(c) above, either party hereto may assign this Agreement and the licenses granted hereunder in connection with the acquisition of the assigning party, whether by merger, consolidation, sale of assets or otherwise, without the consent of the non-assigning party, provided that (i) such acquiring company agrees to be bound by all terms and conditions of this Agreement and (ii) such acquiring company provides written notice to the other party of the fact of the acquisition and the identity of the acquiring company within five (5) business days of the closing of any such acquisition. This Agreement shall not be assignable by NOVELLUS or APPLIED MATERIALS, as a debtor-in-possession, or by a bankruptcy trustee or receiver, to any third party in connection with any proceeding under applicable bankruptcy law.

21.      INTEGRATION AND HEADINGS

         The parties, and each of them, represent and warrant that, as to the subject matter hereof, this Agreement sets forth the entire agreement between NOVELLUS and APPLIED MATERIALS; no promise, inducement, understanding, or agreement not expressly contained herein has been made; this Agreement merges any and all previous negotiations and agreements between the parties; and the terms of this Agreement are contractual and not merely recitals. The numbered headings contained in this Agreement are for reference purposes only and do not comprise any portion of this Agreement.

22.      WAIVER AND MODIFICATION

         No alteration, modification, or amendment to this Agreement shall be valid except in writing signed by NOVELLUS and APPLIED MATERIALS. The delay or failure of a party to exercise any right, power, remedy, or privilege hereunder or failure to strictly enforce any breach, violation, default, provision or condition shall not impair any such right, power, remedy or privilege nor shall it constitute a waiver thereof or acquiescence thereto unless explicit written notice is provided. Any waiver, permit, consent, or approval of any kind regarding any breach, violation, default, provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. No partial waiver of any such right, power, privilege, breach, violation, default, provision or condition on any one occasion shall preclude any other or further exercise thereof or constitute a waiver thereof or acquiescence thereto on any subsequent occasion unless clear and express notice thereof in writing is provided.

23.      SEVERABILITY

         If any provision of this Agreement is declared invalid, illegal or unenforceable by any court of competent jurisdiction, then such provision shall be reformed to the extent legally practical to accomplish the legal intent of the parties and such reformed provision shall be deemed a provision of this Agreement as though originally included herein. If the provision deemed invalid, illegal or unenforceable is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Agreement as though the provision had never been included herein. If any provision of this Agreement is deemed invalid or unenforceable, the parties agree to negotiate, in good faith, a substitute valid provision which most nearly meets the parties' intent in entering into this Agreement. In either case, the remaining provisions of this Agreement shall remain in full force and effect.

24.      DRAFTING

         All parties and their counsel have reviewed and had the opportunity to contribute to the drafting of this Agreement, and the rule of construction providing that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. This Agreement shall be construed as drafted by both parties.

25.      CHOICE OF LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to what laws might otherwise govern under applicable principles of conflict or choice of law. Any action or proceeding arising out of or related to this Agreement shall be brought in a state or federal court of competent subject matter jurisdiction located in Santa Clara County, California. The parties consent specifically to personal jurisdiction of such courts and each party irrevocably waives its right to contest venue in any such courts.

26.      NULLIFICATION

         In the event that APPLIED MATERIALS does not receive the payment set forth in paragraph 2 above within seventy-two (72) hours of the date on which NOVELLUS executes this Agreement, APPLIED MATERIALS may nullify this Agreement, whereupon this Agreement will become null and void.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement, on the dates below indicated.



NOVELLUS SYSTEMS, INC.                    APPLIED MATERIALS, INC.



BY: [SIG]                                 BY:  [SIG]
   -------------------------------           -----------------------------------

TITLE: Ex. V.P. - C.F.O.                  TITLE: President
      ----------------------------              --------------------------------

DATE:  5/4/97                             DATE:  5/4/97
     -----------------------------             ---------------------------------

The following exhibits to the Settlement Agreement have been omitted. Such exhibits will be submitted to the Securities and Exchange Commission upon request:

Exhibits

         A        Issued Patents
         B        Patent Applications